Exhibit 25
      ___________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C.  20549
                           _________________________
                                   FORM  T-1

                            STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF
                   A CORPORATION DESIGNATED TO ACT AS TRUSTEE
                  ___________________________________________
              CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
                A TRUSTEE PURSUANT TO SECTION 305(b)(2) ________
                    ________________________________________

                                 CHEMICAL BANK
              (Exact name of trustee as specified in its charter)

                New York                          13-4994650
         (State of incorporation               (I.R.S. employer
         if not a national bank)              identification No.)

             270 Park Avenue
           New York, New York                        10017
(Address of principal executive offices)          (Zip Code)

                               William H. McDavid
                                General Counsel
                                270 Park Avenue
                            New York, New York 10017
                              Tel:  (212) 270-2611
           (Name, address and telephone number of agent for service)
                 _____________________________________________

                         ANHEUSER-BUSCH COMPANIES, INC.
              (Exact name of obligor as specified in its charter)

                Delaware                          43-1162835
     (State or other jurisdiction of           (I.R.S. employer
     incorporation or organization)           identification No.)

                          ANHEUSER-BUSCH, INCORPORATED
            (Exact name of co-oblligor as specified in its charter)

                Missouri                          43-0161000
     (State or other jurisdiction of           (I.R.S. employer
     incorporation or organization)           identification No.)

             One Busch Place
           St. Louis, Missouri                       63118
(Address of principal executive offices)          (Zip Code)
                  ___________________________________________
                                Debt Securities
                      (Title of the indenture securities)
             _____________________________________________________


                                    GENERAL

Item 1.   General Information.

     Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

     New York State Banking Department, State House, Albany, New York  12110.

     Board of Governors of the Federal Reserve System, Washington, D.C., 20551 and Federal Reserve Bank of New York, District No. 2, 33 Liberty Street, New York, N.Y.

     Federal Deposit Insurance Corporation, Washington, D.C., 20429.

     (b)  Whether it is authorized to exercise corporate trust powers.

          Yes.


Item 2.   Affiliations with the Obligor.

     If the obligor is an affiliate of the trustee, describe each such affiliation.

     None.





                                     - 2 -





























16.  List of Exhibits

     List below all exhibits filed as a part of this Statement of Eligibility.

     1. A copy of the Articles of Association of the Trustee as now in effect, including the Organization Certificate and the Certificates of Amendment dated February 17, 1969, August 31, 1977, December 31, 1980, September 9, 1982, February 28, 1985 and December 2, 1991 (see Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference).

     2. A copy of the Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference).

     3. None, authorization to exercise corporate trust powers being contained in the documents identified above as Exhibits 1 and 2.

     4. A copy of the existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Registration Statement No. 33-84460, which is incorporated by reference).

     5.  Not applicable.

     6.  The consent of the Trustee required by Section 321(b) of the Act (see
Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference).

     7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

     8.  Not applicable.

     9.  Not applicable.

                                   SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, Chemical Bank, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 26th day of June, 1995.

                                   CHEMICAL BANK


                                   By        F. J. Grippo
                                     ---------------------------------
                                             F. J. Grippo
                                             Vice President



                                     - 3 -







                             Exhibit 7 to Form T-1


                                Bank Call Notice

                             RESERVE DISTRICT NO. 2
                      CONSOLIDATED REPORT OF CONDITION OF

                                 Chemical Bank
                  of 270 Park Avenue, New York, New York 10017
                     and Foreign and Domestic Subsidiaries,
                    a member of the Federal Reserve System,

                  at the close of business March 31, 1995, in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                                  Dollar Amounts
               ASSETS                               in Millions
Cash and balances due from depository institutions:
   Noninterest-bearing balances and
   currency and coin  . . . . . . . . . . . . . . .    $  5,797
   Interest-bearing balances  . . . . . . . . . . .       5,523
Securities: . . . . . . . . . . . . . . . . . . . .
Held to maturity securities . . . . . . . . . . . .       6,195
Available for sale securities . . . . . . . . . . .      17,785
Federal Funds sold and securities purchased under
   agreements to resell in domestic offices of the
   bank and of its Edge and Agreement subsidiaries,
   and in IBF's:
   Federal funds sold . . . . . . . . . . . . . . .       2,493
   Securities purchased under agreements to resell           50
Loans and lease financing receivables:
   Loans and leases, net of unearned income . $68,937
   Less: Allowance for loan and lease losses.   1,898
   Less: Allocated transfer risk reserve. . .     113
                                              -------
   Loans and leases, net of unearned income,
   allowance, and reserve . . . . . . . . . . . . .      66,926
Trading Assets  . . . . . . . . . . . . . . . . . .      37,294
Premises and fixed assets (including capitalized
   leases)  . . . . . . . . . . . . . . . . . . . .       1,402
Other real estate owned . . . . . . . . . . . . . .          99
Investments in unconsolidated subsidiaries and
   associated companies . . . . . . . . . . . . . .         148
Customer's liability to this bank on acceptances
   outstanding  . . . . . . . . . . . . . . . . . .       1,051
Intangible assets . . . . . . . . . . . . . . . . .         512
Other assets  . . . . . . . . . . . . . . . . . . .       6,759
                                                       --------

TOTAL ASSETS  . . . . . . . . . . . . . . . . . . .    $149,034
                                                       ========





               LIABILITIES
Deposits
   In domestic offices  . . . . . . . . . . . . . .     $44,882
   Noninterest-bearing. . . . . . . . . . . . $14,690
   Interest-bearing . . . . . . . . . . . . .  30,192
                                              -------
   In foreign offices, Edge and Agreement
   subsidiaries, and IBF's  . . . . . . . . . . . .      32,537
   Noninterest-bearing. . . . . . . . . . . . $   146
   Interest-bearing . . . . . . . . . . . . .  32,391
                                              -------

Federal funds purchased and securities sold under
agreements to repurchase in domestic offices of the
   bank and of its Edge and Agreement subsidiaries,
   and in IBF's Federal funds purchased . . . . . .      10,587
   Securities sold under agreements to repurchase .       3,083
Demand notes issued to the U.S. Treasury  . . . . .         464
Trading liabilities . . . . . . . . . . . . . . . .      31,358
Other Borrowed money:
   With original maturity of one year or less . . .       7,527
   With original maturity of more than one year . .         914
Mortgage indebtedness and obligations under
   capitalized leases . . . . . . . . . . . . . . .          20
Bank's liability on acceptances executed and
   outstanding  . . . . . . . . . . . . . . . . . .       1,054
Subordinated notes and debentures . . . . . . . . .       3,410
Other liabilities . . . . . . . . . . . . . . . . .       5,986

TOTAL LIABILITIES . . . . . . . . . . . . . . . . .     141,822
                                                       --------

               EQUITY CAPITAL
Common stock  . . . . . . . . . . . . . . . . . . .         620
Surplus . . . . . . . . . . . . . . . . . . . . . .       4,501
Undivided profits and capital reserves  . . . . . .       2,558
Net unrealized holding gains (Losses)
on available-for-sale securities  . . . . . . . . .        (476)
Cumulative foreign currency translation adjustments           9

TOTAL EQUITY CAPITAL  . . . . . . . . . . . . . . .       7,212
                                                       --------
TOTAL LIABILITIES, LIMITED-LIFE PREFERRED
   STOCK AND EQUITY CAPITAL . . . . . . . . . . . .    $149,034
                                                       ========


I, Joseph L. Sclafani, S.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

                    JOSEPH L. SCLAFANI


We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

                    WALTER V. SHIPLEY   )
                    EDWARD D. MILLER    )DIRECTORS
                    WILLIAM B. HARRISON )